Exhibit 4.2

Computershare Trust Company, N.A. 150 Royall Street, Suite V Canton, Massachusetts 02021 Information Agent: Innisfree M&A Incorporated Banks, brokers and stockholders call toll-free: (877) 800-5185	+

BNED SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK

THIS RIGHTS OFFER EXPIRES AT 5:00 P.M. EASTERN DAYLIGHT TIME ON    , 2024

Barnes & Noble Education, Inc. (the “Company,” “BNED”) issued to its stockholders of record as of the close of business on    , 2024 (the “Record Date”) non-transferable subscription rights (“Subscription Rights”) on the basis of 1 Subscription Right for each     whole shares of Common Stock, held on the Record Date. Each Subscription Right carries with it a “Basic Subscription Right,” which entitles Subscription Rights holders to purchase     shares of our Common Stock at the Subscription Price of $0.05 per share (the “Basic Subscription Right”), and an “Over-Subscription Right,” which entitles each Subscription Rights holder that has exercised its Basic Subscription Right in full to subscribe for additional shares of our Common Stock, at the same Subscription Price of $0.05 per share, to the extent that shares of our Common Stock offered in the Rights Offering have not been purchased by other holders of Subscription Rights (the “Over-Subscription Right”). The terms and conditions of the Rights Offering are set forth in the Prospectus dated    , 2024 (the “Prospectus”), which is incorporated into this certificate by reference. The owner(s) of this Rights Certificate (“Rights Certificate”) is entitled to the number of Subscription Rights and is entitled to subscribe for the number of shares of the Company’s Common Stock shown on this Rights Certificate. Subscription Rights holders who have fully exercised their Basic Subscription Rights are entitled to subscribe for additional shares of Common Stock pursuant to the Over-Subscription Right, subject to certain limitations and allotment, as described in the Prospectus. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. The Subscription Rights are non-transferrable and may not be transferred or sold. No fractional Rights will be issued. All fractions will be rounded to the nearest whole number.

SUBCRIPTION PRICE

The Subscription Price for the Subscription Rights is $0.05 per full share of Common Stock.

METHOD OF EXERCISE OF SUBCRIPTION RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE SUBCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 PM, ON    , 2024.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy)

03OVNI	+

To subscribe for shares of Common Stock of the Company, you must present to Computershare Trust Company, N. A. (the “Subscription Agent” or “Computershare”) prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date of    , 2024, the properly completed and executed Rights Certificate and payment as described herein for the number of shares of Common Stock subscribed for under the Basic Subscription Right and the number of shares of Common Stock subscribed for under the Over-Subscription Right, if you elect to do so. You will not have the right to rescind a purchase after the Subscription Agent has received a properly completed and executed Rights Certificate and payment by means of a check or in the case of internet subscriptions a check or wire transfer.

To exercise your Basic Subscription Right in full and subscribe for additional shares of Common Stock pursuant to the Over-Subscription Right, please complete Section 1. Otherwise, please complete Section 2. All subscribers must authorize and sign in Section 3.

Full payment for shares of Common Stock purchased pursuant to the Basic Subscription Rights and Over-Subscription Right must accompany this Rights Certificate. Please reference your Control Code on your personal check. Any excess payment to be refunded to a stockholder will be mailed by the Subscription Agent to such stockholder within 10 business days after the offer Expiration Date.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: OFFER INSTRUCTIONS (check the appropriate boxes) FULL BASIC SUBSCRIPTION:

☐	I apply for ALL of my shares of Common Stock pursuant to the Basic Subscription		x	$0.05	=	$

		Basic Subscription		(Subscription Price)

		Quantity

			x	$0.05	=	$

☐	In addition, I apply for additional shares pursuant to the Over-Subscription Right*	(no. of additional shares)		(Subscription Price)

SECTION 2: PARTIAL SUBSCRIPTION
			x	$0.05	=

☐	I apply for	(no. of shares)		(Subscription Price)		$

				Amount of personal check enclosed		$
IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:
Please disregard this mailing.

SECTION 3: SUBSCRIPTION AUTHORIZATION:

  I acknowledge that I have received the Prospectus for this offer of Subscription Rights and I hereby subscribe for the number of shares of Common Stock indicated above on the terms and conditions specified in the Prospectus relating to the Basic Subscription Right and the Over-Subscription Right.

I agree that if I fail to pay in full for the shares for which I subscribed, the Company may exercise any of the remedies set forth in the prospectus.

Signature of Subscriber(s)

	Signature	Printed Name

(and address if different than that listed on this Rights Certificate)

Telephone number
(including area code)

*	You can only participate in the oversubscription if you have subscribed for your full entitlement of new shares pursuant to the Basic Subscription Right, Section 1 above.

Please complete all applicable information and return to:

COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail:	By Registered, Certified or Express Mail, or Overnight Courier:
Computershare	Computershare
c/o Voluntary Corporate Actions COY: BNED	c/o Voluntary Corporate Actions COY: BNED
P.O. Box 43011	150 Royall Street,
Providence, RI 02940-3011	Suite V
Canton, MA 02021

DELIVERY OF THIS RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Rights Certificate and the Rights Offering may be directed to Innisfree M&A Incorporated toll free at (877) 800-5185.